UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Sundance Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36302	61-1949225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 700 Denver, CO (Address of principal executive offices)	80265 (Zip Code)

Registrant’s telephone number, including area code: (303) 543-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 18, 2020, Sundance Energy Inc., a Delaware corporation (the “Company”), and its subsidiary, Sundance Energy, Inc., a Colorado corporation (the “Borrower”), entered into a Forbearance Agreement and Sixth Amendment to Credit Agreement (the “Forbearance Agreement”) with Toronto Dominion (Texas) LLC, as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”). Pursuant to the Forbearance Agreement, among other things, the Borrower was required to deliver a Term Loan Forbearance Agreement (as defined in the Forbearance Agreement) on or before December 23, 2020 (the “Term Loan Forbearance Requirement”).

The Borrower was unable to timely comply with the Term Loan Forbearance Requirement. As a result, as of December 23, 2020, the Lenders had the right to terminate the Forbearance Period (as defined in the Forbearance Agreement) as set forth in the Forbearance Agreement. On December 30, 2020, the Company, the Borrower, the Administrative Agent and the Lenders entered into a letter agreement (the “Letter Agreement”), effective as of December 23, 2020, with respect to the Forbearance Agreement, pursuant to which the Lenders agreed to permanently waive the Term Loan Forbearance Requirement and their right to terminate the Forbearance Period solely as a result of the failure to comply with the Term Loan Forbearance Requirement.

The above description of the terms of the Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 31, 2020, the Borrower elected to not make the interest payment of approximately $7 million due under its second lien term loan facility (the “Term Loan”) on such date. The three business day grace period to make such payment expires Wednesday, January 6, 2021. After such time, the lenders under the Term Loan may demand immediate repayment of the amounts outstanding under the Term Loan. In addition, a cross-default under the Borrower’s senior secured credit facility will be triggered.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Limited Waiver to Forbearance Agreement, dated as of December 30, 2020, among Sundance Energy Inc., as parent, Sundance Energy, Inc., as borrower, Toronto Dominion (Texas) LLC, as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNDANCE ENERGY INC.

Date: January 6, 2021	By:	/s/ Cathy L. Anderson
		Name:	Cathy L. Anderson
		Title:	Chief Financial Officer